Exhibit 32

Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

We, William J. Reuter, Chief Executive Officer, and Michael W. Harrington, Chief Financial Officer, of Susquehanna Bancshares, Inc. (the “Company”), hereby certify that, based on our knowledge:

(1) The Company’s periodic report containing financial statements on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: As of February 26, 2015

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ William J. Reuter	/s/ Michael W. Harrington
William J. Reuter	Michael W. Harrington